UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2022

GESHER I ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-40897	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hagag Towers, North Tower, Floor 24
Haarba 28, Tel Aviv, Israel
(Address of Principal Executive Offices) (ZIP Code)

(212) 993-1572

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value, and one-half of one redeemable warrant	GIACU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	GIAC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for ordinary shares at an exercise price of $11.50 per share	GIACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act of 1934, as amended. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to Item 8.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 3.02. The ordinary shares and warrants of Gesher I Acquisition Corp. (the “Company”) to be issued in connection with the Forward Purchase Units and the Backstop Securities described in Item 8.01 below will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 8.01	Other Events.

As previously reported, in connection with the Company’s initial public offering, the Company entered into forward purchase agreements with certain forward purchase investors, the form of which the Company filed with the SEC on September 2, 2021 (the “Original Agreement”). On March 23, 2022, the Company and one of the forward purchase investors (the “Lead Forward Purchaser”) entered into an amended and restated forward purchase agreement (the “Amended Forward Purchase Agreement”).

Pursuant to the Amended Forward Purchase Agreement, the Company will issue and sell to the Lead Forward Purchaser, and the Lead Forward Purchaser will purchase from the Company, an aggregate of 4,000,000 units (the “Forward Purchase Units”) of the Company, at a purchase price of $10.00 per Forward Purchase Unit, or $40,000,000 in the aggregate (the “Forward Purchase Subscription”), in a private placement to close immediately prior to, or simultaneously with, the closing of an initial business combination. Each Forward Purchase Unit consists of one ordinary share of the Company, par value $0.0001 per share, and one-half of one warrant of the Company, with each whole warrant exercisable to purchase one ordinary share of the Company at an exercise price of $11.50 per share, subject to the terms and conditions of the Warrant Agreement dated October 12, 2021 by and between the Company and Continental Stock Transfer & Trust Company, and previously filed by the Company with the SEC in connection with the Company’s initial public offering.

Additionally, the Lead Forward Purchaser has agreed to provide up to $10,000,000 of committed capital (the “Backstop Commitment”) to the Company in the event that, as of immediately prior to the closing of a business combination agreement, certain minimum cash conditions are not met after taking into account redemptions by Company stockholders in connection with the business combination. In exchange for providing the Backstop Commitment, the Lead Forward Purchaser will receive (a) an additional amount of ordinary shares in the Company equal to the amount of the Backstop Commitment drawn, divided by $10.00 (rounded up to the nearest whole number), and (b) 500,000 warrants of the Company (collectively, the “Backstop Subscription,” and the shares and warrants issued in the Backstop Subscription, the “Backstop Securities”).

In connection with the business combination, the Lead Forward Purchaser has unconditionally agreed not to exercise its redemption rights with respect to any of the ordinary shares included in the Forward Purchase Units or the Backstop Securities or any of the ordinary shares the Lead Forward Purchaser subscribed for in the Company’s initial public offering.

The Lead Forward Purchaser’s obligation to subscribe for the Forward Purchase Units and to provide the Backstop Commitment pursuant to the Amended Forward Purchase Agreement is binding with respect to certain possible acquisition targets.

Pursuant to the Amended Forward Purchase Agreement, the Lead Forward Purchaser will be entitled to registration rights with respect to the ordinary shares and warrants of the Company included in the Forward Purchase Units and the Backstop Securities. The closing of the Forward Purchase Subscription and the Backstop Subscription shall be on the same date and immediately prior to, or simultaneously with, the closing of a business combination. The Amended Forward Purchase Agreement does not grant the Lead Forward Purchaser any special corporate governance rights, and the Lead Forward Purchaser is not an affiliate of the Company or its sponsor, Gesher I Sponsor LLC.

The terms and conditions of the Amended Forward Purchase Agreement are otherwise materially the same as the terms and conditions set forth in the Original Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2022

GESHER I ACQUISITION CORP.

By:	/s/ Ezra Gardner
Name:	Ezra Gardner
Title:	Chief Executive Officer